UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ODDITY Tech Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or incorporation or organization)	(IRS Employer Identification No.)

8 Haharash Street Tel Aviv-Jaffa, Israel	6761304
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A ordinary shares, par value NIS 0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-272890

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

ODDITY Tech Ltd. (the “Company”) hereby incorporates by reference herein the description of its Class A ordinary shares, par value NIS 0.001 per share, to be registered hereunder, set forth under the heading “Description of Share Capital and Articles of Association” in the prospectus that constitutes a part of the Company’s Registration Statement on Form F-1 (File No. 333-272890), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 23, 2023, as subsequently amended (the “Registration Statement”), and any form of prospectus that constitutes part of the Registration Statement that is subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and includes such description.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ODDITY TECH LTD.

Date: July 14, 2023	By:	/s/ Oran Holtzman
		Name:	Oran Holtzman
		Title:	Chief Executive Officer

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